Adamis Pharmaceuticals Corporation 8-K

Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is entered into as of January 11, 2010 by and between ADAMIS PHARMACEUTICALS CORPORATION, a corporation organized under the laws of the State of Delaware (the “Company”), on the one hand, and each Person set forth on the signature page hereto as a “Purchaser” hereunder (each a “Purchaser” and collectively the “Purchasers”), on the other hand.

WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, Notes of the Company in a PIPE Transaction as set forth herein; and

WHEREAS, pursuant to that certain Agreement and Plan of Reorganization (“Merger Agreement”) dated as of December 4, 2009 by and among La Jolla Pharmaceutical Company, a Delaware corporation (“La Jolla”), Jewel Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of La Jolla (“Merger Sub”), and the Company, the Company has agreed to enter into a business combination transaction with La Jolla pursuant to which Merger Sub will merge with and into the Company (“Merger”) with (a) La Jolla effecting a reverse stock split of its common stock, $0.01 par value per share (“La Jolla Common Stock”), immediately prior to the Merger, (b) the Company continuing after the Merger as the surviving corporation and wholly-owned subsidiary of La Jolla, and (c) each outstanding share of Company Common Stock being converted into the number of shares of La Jolla Common Stock equal to the Exchange Ratio (as defined in the Merger Agreement), each of (a) through (c) occurring in accordance with the provisions of the Merger Agreement;

NOW THEREFORE, in consideration of the foregoing premises and the covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Purchaser agree as follows:

1.	Incorporation by Reference; Definitions.

(a)
Incorporation.  This Agreement incorporates by reference, as if set forth herein in its entirety and including without limitation all terms, conditions and provisions set forth therein, the PipeFund Services Organization Standard Transaction Document labeled GTC 10-09 (General Terms and Conditions) available and accessible at www.pipefund.com (“PST Document GTC”); provided, however, that to the extent any of the terms, conditions or provisions of PST Document GTC contradict or conflict with the terms, conditions or provisions of this Agreement, this Agreement shall control.

(b)
Defined Terms.  Each initially capitalized term used but not defined in this Agreement (including PST Document GTC as incorporated herein pursuant to the preceding Section), and each initially capitalized term used but not defined in any other Transaction Document, shall have the meaning ascribed thereto in the PipeFund Services Organization Standard Transaction Document labeled 10-09 DEF (Definitions) available and accessible at www.pipefund.com.

(c)
Post Merger.  After the closing of the Merger, as used in the Transaction Documents (i) the term “Company” shall refer to the Company and La Jolla collectively, (ii) the term “Subsidiaries” shall refer to the Company’s and La Jolla’s Subsidiaries collectively, (iii) the term “Notes” shall include the Notes (as may be amended and/or restated) and any promissory notes, debentures, bonds or other debt instruments issued by La Jolla to the holders of Notes in substitution for the Notes being issued hereunder, (iv) the term “Common Stock” shall refer to La Jolla Common Stock, and (v) the term “Collateral” shall include all assets of La Jolla and its subsidiaries in addition to all the assets of the Company immediately preceding the Merger.  Any other terms which by their context are intended to relate to La Jolla in lieu of the Company following the Merger shall be so construed as appropriate.

(d)	PipeFund Transaction Code. This Securities Purchase Agreement shall be known as “Securities Purchase Agreement #ADMP-09-A”.

2.    Securities.  The Company agrees to issue and sell, and each Purchaser agrees to purchase, severally and not jointly, in consideration for payment by such Purchaser of its Subscription Amount indicated on such Purchaser’s signature page hereto, upon the terms and conditions contained in this Securities Purchase Agreement, the following Securities:

(a)
Notes.  10% Senior Secured Convertible Notes of the Company, in the form attached hereto as Exhibit A (“Notes”), with an aggregate original principal amount equal to such Purchaser’s Subscription Amount, which Notes shall (i) bear interest at 10% per annum, (ii) be convertible into shares of Common Stock at a Conversion Price of $0.20 per share, (iii) be secured by a first priority perfected security interest on all the assets of the Company and its Subsidiaries (including the “Collateral” as defined in the Security Agreement) (except to the extent set certain security interests are not perfected as set forth in the Security Agreement), and (iv) mature on the date which is nine (9) months following the Closing Date; and

(b)	Common Stock. A number of Shares of the Company’s Common Stock equal to such Purchaser’s Subscription Amount divided by $1.00.

3.    Specific Terms.

(a)	The Minimum Aggregate Investment Amount shall be $1,000,000, and the Maximum Aggregate Investment Amount shall be $1,500,000.

(b)	The Bulletin Board shall constitute an additional Eligible Market.

(c)
“Exempt Issuance” shall also include any issuance of securities pursuant to acquisitions, in-licensing of the Company’s Intellectual Property, products or services, or other strategic transactions, in each case approved by a majority of the members of the Board of Directors, provided in each case any such issuance shall only be to a Person (or to the shareholders or other equity owners of such Person) which is, itself or through its subsidiaries, an operating company engaged in significant business activities synergistic with the business of the Company and in which the Company receives benefits in addition to the investment of funds (if any), but shall not include (i) a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities or (ii) any issuances in connection with the Merger or acquisition, purchase or licensing of assets (including any equity interests) from La Jolla or its affiliates.

(d)
Requisite Purchasers means 67%-in-Interest of the Purchasers (with such 67%-in-Interest determined solely based on the outstanding principal amount of Notes held by the Purchasers so long as any Notes are outstanding, and thereafter based on the number of Shares purchased hereunder and held by the Purchasers).

(e)	The Placement Agent is Shoreline Pacific.

4.    Closing Procedure.

(a)
Documents Delivery.  There shall not be any Escrow Agreement or Documents Escrow Agreement.  On or prior to the Closing Date, the Company shall deliver original executed copies of each Note to Company counsel with a copy to Peter J. Weisman, P.C.  Issuer’s counsel shall (a) hold each such Note in trust on behalf of the Purchasers and the Company, and (b) deliver each such Note to the applicable Purchaser named therein promptly following the Company’s acknowledgment that it has received the Subscription Amount from the Purchaser of such Note.  All other Company Closing Documents shall be delivered to Peter J. Weisman, P.C. on or prior to the Closing Date to hold in trust on behalf of the Purchasers and the Company.  A stock certificate or other reasonably acceptable evidence of ownership of the Shares being issued to each Purchaser hereunder shall be delivered to each such Purchaser, in the name of such Purchaser, within five (5) Trading Days following the Closing Date.

(b)
Condition Subsequent.  As a condition subsequent to the Closing, within five (5) Trading Days following the Closing Date, the Company shall cause to be delivered to the Purchasers evidence (reasonably satisfactory to the Requisite Purchasers) that the outstanding amounts under the accounts receivable line of credit provided by United Capital Funding Corp. (“United”) to Adamis Laboratories, Inc. (“Adamis Labs”) pursuant to the Factoring and Security Agreement dated as of January 22, 2009 (the “Agreement”), by and between United and Adamis Labs (“A/R Loan”) have been fully repaid and terminated and that the security interests on the assets of Adamis Labs in connection therewith have been terminated, including without limitation a copy of the executed satisfaction and release and filed UCC-3 termination statement.

(c)
A/R Loan Payoff.  To the extent not previously paid, the Company hereby authorizes and directs Gemini to pay on the Closing Date the amount of outstanding balance on the A/R Loan as instructed by the Company in order to payoff such A/R Loan on behalf of Adamis Labs, which amount paid will be deducted from the amount otherwise deliverable by Gemini for its Subscription Amount hereunder and shall constitute partial payment of its Subscription Amount in an amount equal to such payment.

5.    Expenses.  The Company shall pay a non-refundable, non-accountable sum equal to $30,000 as and for the Purchasers’ legal fees incurred in connection with the preparation of the Transaction Documents and consummation of the Transactions, $20,000 of which amount has already been paid and the balance of which will be offset by Gemini from its Subscription Amount payment.  In addition, the Company shall reimburse Gemini and the Purchasers an amount not to exceed a total of $2,500 for estimated UCC searches and filing fees and for estimated fees and expenses incurred in connection the filing of documents with the United States Patent and Trademark Office, which will be payable on the Closing Date out of funds otherwise deliverable by Gemini for its Subscription Amount hereunder.

6.    Company Address for Notices:

Adamis Pharmaceuticals Corporation 2658 Del Mar Heights Rd., #555 Del Mar, CA 92014 Facsimile: 866.893.3622 Email: adcarlo@aol.com Contact person: Dennis J. Carlo	with a copy to: Weintraub Genshlea Chediak 400 Capitol Mall, 11th floor Sacramento, CA 95814 Facsimile: (916) 446-1611 Email: kkelso@weintraub.com Contact person: Kevin Kelso, Esq.

7.    Modifications and Additional Terms.

(a)
Additional Documents.  In addition to the those items set forth in Section 2.3(a)(viii) of PST Document GTC, on the Closing Date the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)	a Security Agreement, in substantially the form of Exhibit B attached hereto, duly executed by the Company and its Subsidiaries (other than Biosyn, Inc. (“Biosyn));

(ii)	a Guarantee, in substantially the form of Exhibit C attached hereto, duly executed by each of the Company’s Subsidiaries (other than Biosyn);

(iii)
other Security Documents in form and substance reasonably satisfactory to the Requisite Purchasers, including without limitation any collateral assignment of the CA License Agreement requested by the Purchasers (which collateral assignment may be delivered by the Company at Closing with the consent of the licensor thereof provided within ten days following the Closing, which shall be a condition subsequent to the Closing);

(iv)	irrevocable Lock Up Agreement(s), in substantially the form of Exhibit D attached hereto, duly executed and delivered by each of the Persons listed on Schedule 7(a)(iv) attached hereto; and

(v)
subordination agreements, in form and substance reasonably satisfactory to the Requisite Purchasers, executed by Dennis J. Carlo (“Carlo”) in favor of the Purchasers,  pursuant to which Carlo subordinates any and all Indebtedness of the Company owed to him to the Indebtedness of the Company owed to Purchasers under the Notes.

(b)	Modifications to PST Documents GTC and DEF.

(i)
No Registration Rights.  Sections 6.1 through 6.3 of PST Document GTC are hereby deleted such that the Purchasers shall not have any registration rights except for the piggyback registration rights set forth in Section 6.4 thereof.  Without the prior written consent of the Requisite Purchasers, the Company shall not file any registration statement under the Securities Act, or grant any registration rights to any Person, until after the date which is six (6) months following the Closing Date (other than a registration statement on Form S-4 in connection with the Merger as contemplated in the Merger Agreement or on Form S-8 in connection with securities issued to employees or directors pursuant to duly adopted equity incentive plans).  Notwithstanding the definition of “Registrable Securities” contained in PST Document DEF, Registrable Securities shall not include any Shares or Underlying Shares to the extent such securities may be sold pursuant to Rule 144 after one (1) year.  To the extent any Registrable Securities are registered under the Securities Act pursuant to Section 6.4 of PST Document GTC, the Purchasers shall have the same rights and obligations as the other selling stockholders in the Registration Statement except to the extent otherwise provided in PST Document GTC and except that the Purchasers shall not be entitled to the liquidated damages, if any, granted to such other selling stockholders unless otherwise agreed by the Company.  The Shares will be treated in a manner similar to other outstanding shares of the Company pursuant to the S-4 registration statement filed in connection with the Merger (and will be exchanged for La Jolla Common Stock in the same manner as such other shares) such that the shares of La Jolla Common Stock to be issued to stockholders of the Company in connection with the Merger and pursuant to the registration statement in exchange for shares of Common Stock, including the Shares, shall be registered and freely tradable upon completion of the Merger.

(ii)	GTC Sections. The following provisions of PST Document GTC are hereby amended as follows:

•	In Section 3.1(b) (Execution and Validity), in the first sentence, between “further” and “action” insert “corporate, partnership or similar”.
•	In Section 3.1(c) (No Conflicts), in clause (ii) replace “the Company or any Subsidiary” with “such Party or any of its subsidiaries”.
•	In Section 3.2(g) (Short Sales and Confidentiality), in the phrase “provided that if the Transactions have been publicly disclosed” insert “material terms of the” before “Transactions”.
•	Sections 3.3(d) and (e) are deleted in their entirety.
•	In Section 3.4(g) (Public Filings), in the last full line add “, in light of the totality of the circumstances and public disclosures made,” before the words “not misleading”.
•
In Section 3.4(i) (Financial Statements), the first sentence shall be replaced with “Since the date of the most recent balance sheet contained in the Most Recent Fiscal Report, the Company and its Subsidiaries have not incurred any Liabilities other than those Liabilities incurred in the ordinary course of the Company's or its Subsidiaries' respective businesses which Liabilities, individually or in the aggregate, do not have, and could not reasonably be expected to result in, a Material Adverse Effect.”

•	In Section 3.4(j) (Material Changes), in the first sentence delete “audited” and replace “most Recent Annual Report” with “Most Recent Fiscal Report”.

•	In Section 3.4(p) (Regulatory Permits), after the word “All” at the beginning of the second sentence add “material” before the word “Permits”.
•
In Section 3.4(r) (Intellectual Property) (A) in the fourth sentence add “materially” before “interfered” and add “material” before “Intellectual Property”, (B) at the end of the fifth sentence add “except for instances that would not reasonably be expected to cause a Material Adverse Effect”, and (C) in the penultimate sentence add “imminent” before “new products” and after “developed” add “and ready to be commercialized”.

•	In Section 3.4(s) (Insurance), in clause (ii) add “material” before “breach”.
•	In Section 3.4(t) (Tax Matters), in clause (ii) add “material” before “tax deficiency”.
•	In Section 3.4(x) (Sarbanes-Oxley), after “negative conclusions” add “required to be disclosed” in each instance.
•	In Section 3.4(y) (Internal Accounting Controls), in clause (iii) after “authorizations” add “and policies”.
•
In Section 3.4(z) (Corporate Records), replace the first sentence with “The minute books of the Company and each Subsidiary contain all existing records of all meetings and actions of the Board of Directors (and its committees) and the stockholders of the Company and such Subsidiary, respectively, and all such records are complete and accurate in all material respects”.

•	In Section 3.4(ii) (Disclosure), replace “Form S-1 or From F-1” with “Form S-3”.
•	In Section 4.7 (Reporting), at the end add “, to the extent not available on EDGAR”.
•	In Section 4.8 (Securities Laws Disclosure), in clause (a) replace “Closing Date” with “execution and delivery of the Securities Purchase Agreement”.
•	In Section 4.13 (No Inconsistent Agreement), at the end add “in any material respect”.
•	For clarification, Section 4.15 (Stockholder Approval) is not applicable for this Transaction since the Common Stock is traded on the Bulletin Board which does not have a 20% Rule.
•
In Section 5.1 (Transfer Restrictions), the second sentence shall be replaced with “In connection with any transfer of Securities or Underlying Shares other than (a) pursuant to an effective Registration Statement or Rule 144(b)(1), (b) to the Company or to an affiliate of a Purchaser (that does not constitute a change in beneficial ownership), or (c) in connection with a pledge as contemplated in Section 5.3 below, the Company may require the transferor thereof to provide the Company with a legal opinion, in form and substance reasonably acceptable to the Company from counsel reasonably acceptable to the Company, or other evidence reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred securities under the Securities Act.”

•
In Section 5.2(a) (Legends), “Rule 144” shall be replaced with “Rule 144(b)(1)”, and in Section 5.2(b) (Removal of Legends), legend removal is subject to the Holder not being an Affiliate, and any opinion of counsel required before completion of the one year holding period under Rule 144 may require the Holder to represent to the Company in writing that it will sell such shares only in compliance with Rule 144 or Section 4(1) of the Securities Act if such shares are not registered for resale under the Securities Act.

•	For clarification, to the extent the terms of the Notes are inconsistent with Section 5.2(d) (Failure to Deliver Shares), the terms of the Notes shall control.
•	In Section 5.4 (Rule 144 Information), in the first sentence after “As long as any Purchaser owns Securities and/or Underlying Shares”, add “(but not more than three years after the Closing Date)”.
•
For clarification, in Section 5.5 (Reservation of Securities), monthly Liquidated Damages shall cease to accrue upon the Company’s redemption of Underlying Shares pursuant to the last sentence thereof.

•	In Section 7.5 (Survival), at the end add “for four years following the Closing Date”.
•	In Section 7.12 (Notices), replace “6:00 p.m.” with “4:30 p.m.” in each instance.

(iii)	DEF Sections. The following definitions contained in PST Document DEF are hereby amended as follows:

•	“Bankruptcy Event” is hereby amended to delete clause (f) therefrom.
•	“Covenant Expiration Date” is hereby amended to replace clause (b) thereof with “the first anniversary of the Closing Date”.
•	“Legend Removal Date” is hereby amended to add at the end thereof “and such Purchaser is not an Affiliate of the Company.”

•	“Liens” is hereby amended to add at the end thereof “, and (f) liens created by the Transaction Documents”.
•
“Material Adverse Effect” is hereby amended to add “current” before “prospects” and to add at the end thereof “, other than to the extent such effects are due to (A) any change in the stock price or trading volume of the Company Common Stock (it being understood that the facts and circumstances giving rise to such change may be deemed to constitute, and may be taken into account in determining whether there has been, a Material Adverse Effect), or (B) any act or threat of terrorism or war anywhere in the world, any armed hostilities or terrorist activities anywhere in the world, any threat or escalation or armed hostilities or terrorist activities anywhere in the world or any governmental or other response or reaction to any of the foregoing.”

•	“Organization Documents” is hereby amended to replace “conduct” with “internal governance”.
•
“Recent Report” is hereby amended to add at the end thereof, “, and the Form S-4 registration statement filed by La Jolla in connection with the proposed Merger, as in effect before the Closing Date, to the extent such registration statement includes information relating to the Company.

(c)	Additional Representations and Warranties. The Company hereby represents and warrants to each Purchaser that, except as disclosed in a Recent Report, as of the date hereof and as of the Closing Date:

(i)
FDA.  As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by the Company or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by the Company in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports, except where the failure to be in compliance would not reasonably result in  a Material Adverse Effect.

(ii)
Indebtedness.  Set forth on Schedule 3.4(f) of the Disclosure Schedule is a list of all Indebtedness of the Company, including the amounts outstanding with respect to each item of Indebtedness and each Person owed such Indebtedness.  Upon the request of any Purchaser, the Company shall furnish such Purchaser with any and all agreements and documents related to such Indebtedness.

(iii)
Biosyn.  The value of each of Biosyn’s assets and Cellegy Holdings, Inc.’s (“Cellegy”) assets are not material and are insignificant relative to the value of the Company as a whole.  So long as any Notes are outstanding, the Company shall not transfer, or permit any Affiliate of the Company to transfer, any significant dollar amount of assets to Biosyn or Cellegy, and the Company shall ensure that neither Biosyn nor Cellegy engages in any operations other than operations that are immaterial relative to the value of the Company as a whole.  So long as any Notes are outstanding, in the event that at any time the value of Biosyn’s or Cellegy’s assets becomes material or not insignificant relative to the value of the Company as a whole, the Company shall promptly cause Biosyn and/or Cellegy, as the case may be, to execute and deliver to the Purchasers (A) a Security Agreement insubstantially the form of Exhibit B attached hereto and (B) a Guarantee in substantially the form of Exhibit C attached hereto.

(iv)
Nevagen License.  That certain license agreement (“AC License Agreement”) dated as of July 28, 2006 between the Company’s wholly-owned Subsidiary, Adamis Corporation (f/k/a Adamis Pharmaceuticals Corporation), as licensee (“AC”), and Nevagen, LLC, a Nevada corporation (“Nevagen”), as licensor, pursuant to which AC licensed certain intellectual property from Nevagen as set forth therein, (A) is legal, valid, binding and enforceable and in full force and effect, and (B) has not been amended since its execution.  Neither AC nor, to the Company’s and AC’s knowledge Nevagen, is in breach or default under the AC License Agreement and, to the Company’s and AC’s knowledge, no event has occurred which with notice or lapse of time or both would constitute a breach or default or permit termination or modification of the AC License Agreement, and Adamis does not anticipate that it will breach or become in default under the AC License Agreement.  Notwithstanding anything contained in the Company’s Recent Reports, except as set forth on Schedule F to the Security Agreement, the Company and its Subsidiaries do not own or have an interest in (as licensee or otherwise) any patents, patent applications, trademarks or trademark applications that are material to the business of the Company and its Subsidiaries or have, or can be reasonably expected to have, any material value.  Nevagen currently owns all patents and patent applications set forth in Schedule F to the Security Agreement (including any patents issued for the patent applications set forth therein).

(d)	Additional Covenants.

(i)
Lock-Up Agreements.  The Company shall enforce the provisions of the Lock-Up Agreements and shall place or cause to be placed “stop orders” on its books to prevent transfer of shares of Common Stock or other securities of the Company in violation of the Lock-Up Agreements.  The Company agrees not to take any action or allow any act to be taken which would be inconsistent with the Lock-Up Agreements nor amend or terminate any Lock-Up Agreement without the consent of the Requisite Purchasers.

(ii)	Subsequent Equity Sales.

(A)	“Subsequent Financing” shall mean any issuance of shares of Common Stock, Convertible Securities or Options by the Company or any Subsidiary, other than an Exempt Issuance.

(B)
From the date hereof until such time as no Purchaser holds any of the Notes, the Company shall be prohibited from effecting or entering into an agreement to effect any Subsequent Financing involving a Variable Rate Transaction, provided that this prohibition shall not apply to the extent that the effective conversion price, exercise price, exchange price or per share sale price (either initially or resulting from any adjustment other than proportional adjustments such as stock splits) is at least $0.20 and is not subject to reduction below $0.20 (such $0.20 figure to be appropriately and equitably adjusted for stock splits, combinations, stock dividends, recapitalizations and the like) and shall not apply to the extent the transaction is a Variable Rate Transaction solely because it contains standard price-based anti-dilution protection.

(C)
Without limiting the foregoing, from the date hereof until such time as no Purchaser holds any of the Notes, in the event the Company issues or sells any shares of Common Stock, Convertible Securities or Options or amends the transaction documents relating to any sale or issuance of Common Stock, Convertible Securities or Options, other than Exempt Issuances, if a Purchaser reasonably believes that the terms and conditions thereunder are more favorable to such investors than the terms and conditions granted under the Transaction Documents, upon notice to the Company by such Purchaser the Company shall amend the terms of this Transaction and the Transaction Documents so as to give the Purchasers the benefit of such more favorable terms or conditions.

(D)
Without limiting the foregoing, if at any time prior to the Maturity Date (as defined in the Notes) the Company raises capital in a Subsequent Financing, other than from a sale solely of Common Stock at an effective per share sale price greater than the Conversion Price under the Notes (which Common Stock sale may include up to 50% warrant coverage, provided such warrants have (i) an exercise price greater than the Conversion Price, (ii) a term not more than five (5) years, (iii) no cashless exercise provision, and (iv) no price-based anti-dilution adjustment which can cause the exercise price to fall below such Conversion Price), then five (5) Trading Days following the closing of such Subsequent Financing at least 50% of the gross proceeds therefrom shall be paid to the Purchasers to redeem a portion of the Notes at a redemption price equal to 110% of the principal amount being redeemed plus all accrued but unpaid interest thereon.  Any such redemption of Notes shall be effected on a pro rata basis based upon the then outstanding principal amount of Notes.  On or prior to any such closing the Company shall give written notice to each Purchaser specifying the intended closing date and the principal amount of such Purchaser’s Notes to be redeemed.  Notwithstanding anything contained herein, any Purchaser may reject any such redemption in whole or in part.  To the extent the Company is obligated to redeem any portion of the Notes pursuant to this Section but fails to do so, such default shall constitute an Event of Default under the Notes.  Notwithstanding anything contained in this paragraph, none of the La Jolla Net Cash (as defined in the Merger Agreement) obtained in the Merger shall be required to be paid to the Purchasers to redeem any portion of the Notes as a result of the Merger.

(iii)
G-Max Note.  The Company represents, acknowledges and agrees that (A) each holder of Notes is a third party beneficiary of the subordination provisions under the G-Max Note (as defined in the Notes) and the Company agrees to enforce such subordination provisions for the benefit of the Note holders, and (B) the Indebtedness represented by the Notes constitutes “Senior Indebtedness” under and as defined in the G-Max Note.

(e)
Additional Closing Conditions.  The obligation of each Purchaser to purchase the Notes from the Company at the Closing shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions (in addition to those provided in PST Document GTC), provided that these conditions are for such Purchaser’s sole benefit and may be waived by such Purchaser (as to itself only) at any time in its sole discretion by providing the Company with prior written notice thereof:

(i)	On or prior to the Closing Date the Company shall deliver or cause to be delivered to each Purchaser each of the documents set forth in Section 7(a) above.

(f)	Other Terms and Provisions.

(i)
La Jolla Merger.  The Purchasers hereby consent to the Merger in accordance with the terms of the Merger Agreement disclosed as an Exhibit to the Form 8-K filed on December 7, 2009, and no further consent of the Purchasers shall be required to effect the Merger so long as there are no material changes to the Merger Agreement.

(ii)
Attorneys.  For reasons of administrative convenience only, the Purchasers and their respective counsel have chosen to communicate with the Company through Peter J. Weisman, P.C.  Peter J. Weisman, P.C. does not represent any of the Purchasers except Gemini Master Fund, Ltd., and Weinstein Smith LLP does not represent any of the Purchasers except Kingsbrook Opportunities Master Fund LP.

[Signature Page Follows]

IN WITNESS WHEREOF, as of the date first written above, the Parties hereto have duly executed, or caused their authorized officers to duly execute, this Securities Purchase Agreement #ADMP-09-A with file name “SPA -- ADMP v.6”.

COMPANY:

ADAMIS PHARMACEUTICALS CORPORATION

By:	/s/ Dennis J. Carlo
Name:	Dennis J. Carlo
Title:	CEO

PURCHASER:

1. Signature:

PARTNERSHIP, CORPORATION, LIMITED LIABILITY COMPANY OR TRUST:	INDIVIDUAL:

(Print Name of Purchaser Entity)	(Print Name(s))

By:
	(Print name of authorized, executing entity, if any; if none, leave blank)	(Signature)

By:
	(Signature of Authorized Person)	(Joint-Owner Signature, if any)

(Print Name and Title of Authorized Person)

2.  Subscription Amount:  $______________

3.  Maximum Ownership Percentage:

The Maximum Ownership Percentage shall be 9.9% if no box is checked below.

□ 4.9%	□ 9.9%	□ Other: ______%	□ None

[Purchaser Signature Page to Securities Purchase Agreement #ADMP-09-A P. 2/2]

Schedule 7(a)(iv)

Dennis J. Carlo
David J. Marguglio
Richard L. Aloi
Robert O. Hopkins  (provided that up to an aggregate of 250,000 shares held by Mr. Hopkins may be sold within 30 days following the Closing Date so long as no shares are sold at a price less than $0.22 per share)

Exhibit A

FORM OF 10% SENIOR SECURED CONVERTIBLE NOTE

A-1

Exhibit B

FORM OF SECURITY AGREEMENT

B-1

Exhibit C

FORM OF GUARANTEE

C-1

Exhibit D

FORM OF LOCK-UP AGREEMENT

D-1